Exhibit 10.1

Partnership Agreement

This partnership agreement is made this 15th day of February, 2022 in Leeds, United Kingdom with original copies, by and between

(1) MEDIES, a Wyoming corporation, U.S.A.

(2) THE BALLET RETREAT LTD., a UK Company based in Leeds, England (the “Partners”).

1. PARTNERSHIP NAME AND BUSINESS

1.1     Nature of Business: The Business Partners listed above agree that they shall be considered partners in business for the following purpose:

THE BALLET RETREAT shall act as the Movement Director for MEDIES’s creative production. THE BALLET RETREAT acts as the Movement Director in the given partnership. Their role is to supply professional dancers of the highest caliber and choreograph and direct the physical aspect of actor/s in the VR (virtual reality) video content produced by MEDIES.

1.2     Name: The Business Partners listed above agree that the Business shall be conducted in the following name:

The Meta Movement Partnership, otherwise “the Partnership”.

1.3     Official Address: The Partners listed above agree that the Business shall maintain its official address at the following address:

4 Fall Park Court, Leeds, West Yorkshire LS13 2LP, UK.

2. TERM

2.1     The Partnership begins on May 1, 2022 and continues until terminated in accordance with this agreement.

3. PARTNERSHIP CONTRIBUTION

3.1      The capital contribution of each of the partners listed above shall consist of the following:

(1) THE BALLET RETREAT LTD. Shall seek, hire, represent and direct dancers/actors utilized in any given project that is produced under the scope of The Meta Movement Partnership.

(2) MEDIES Shall curate, fund, supervise and administer projects carried out under the scope of The Meta Movement Partnership.

4. PROFIT AND LOSS ALLOCATION

4.1      The Partnership will share the profits and losses of the Partnership as follows:

MEDIES shall be responsible for raising funds for the production of a motion picture in which The Meta Movement Partnership collaborates as a partaker. THE BALLET RETREAT, LTD., shall be paid 25% of the total revenue generated from their published video content, after deduction of the expenses incurred during the content production process.

5. ADDITIONAL PARTNERS

5.1       No person may be introduced as a Partner and no other business may be carried on by the Partnership without the consent in writing of both Partners in this Agreement.

6. MANAGEMENT OF PARTNERSHIP BUSINESS

6.1      Each Partner may take part in the management of the Partnership.

6.2      Any difference arising in the ordinary course of carrying on the Partnership shall be decided by the Partners having a majority stake of the Partnership.

7. DEPARTURE OF BUSINESS PARTNER

7.1.      In the event that the Management of one of the Partners withdraws or retires from the company in the Partnership for any reason, including death, the remaining partners may continue to operate the partnership under the new management using the same name.

7.2.     A fully withdrawing party in the Partnership shall be obligated to give at least sixty (60) days’ prior written notice of his/her intention to withdraw or retire and shall be free to sell their interest in the Partnership if desired.

7.3.     No Partner shall transfer shares (if there are any) in the Partnership to any other party without the written consent of the other Partner.

7.4.      The remaining Partner shall not be obliged to pay any withdrawing or retiring Partner, or any expenses to the legal representative of the deceased or disabled Partner, nor the value of his shares in the partnership, nor (a) the sum of his capital account, (b) any unpaid loans due him, (c) his proportionate share of accrued net profits remaining undistributed in his capital account, and (d) his interest in any prior agreed appreciation in the value of the partnership property over its book value.

8. NON-COMPETE ARRANGEMENTS

8.1.      A Business Partner who retires or withdraws from the partnership shall not directly or indirectly engage in a business which is or which would be particularly competitive with the existing or then anticipated business of the Partnership for a period of 730 days.

9. AMENDMENT OF PARTNERSHIP AGREEMENT

9.1 This Business Partnership Agreement cannot be amended without the written consent of all the Partners.

10. MISCELLANEOUS

10.1     If any provision or part of any provision in this Partnership Agreement is void for any reason, it shall be severed without affecting the validity of the balance of the agreement.

10.2     This Partnership Agreement binds and benefits the Partners and their respective heirs, executors, administrators, personal representatives, successors, and assigns.

11. JURISDICTION

11.1    This Business Partnership Agreement is governed by the laws of the State of Wyoming.

Solemnly affirmed at LONDON, ENGLAND	)
Dated This 15th day of February, 2022)

Signed, sealed, and delivered in the presence of:	)

(1) THE BALLET RETREAT, LTD.	)
Quarry Hill, Leeds LS2 7PA, UK	)
)
(Signed by) /s/ Daniel Lowenstein	)

(2) MEDIES	)
4 Fall Park Court, Leeds LS13 2LP, UK	)
)
(Signed by) /s/ Kenneth Tindall	)